Exhibit 10.19

Agreement on the Termination of the Concerted Action Agreement

This termination agreement (the “Agreement”) is entered into on the first day of January, 2024, at Chengdu, by and between the following three parties:

1.	Jiangsu Huanya Jieneng New Energy Co., Ltd.

Legal person: Wang Jiangtao

Unified social credit code: 91320703MA267AP00F

Registered address: Room 58047, No. 201 Sunshine Free Trade Building, Lianyun District, Lianyungang Area, China (Jiangsu) Pilot Free Trade Zone

2.	Sichuan Shunengwei Energy Technology Limited

Legal person: Li Wei

Unified social credit code: 91510100MABQX37L5M

Registered address: No.888, OL-07-202206037, Tianfu Avenue, Huayang Street, Tianfu New District, Chengdu City, Sichuan Province

3.	Chengdu Xiangyueheng Enterprise Management Co., Ltd.

Legal person: Li Jun

Unified social credit code: 91510100MABQ5PT51C

Registered address: No.1010,10th Floor, Unit 1, Building 4, No.78, Xincheng Avenue, High-tech Zone, Chengdu City, Sichuan Province

(The above three parties are collectively called “three parties”, and the single party is called “one party”)

WHEREAS:

(1)	All three parties hereto are shareholders of Sichuan Hongzhuo Shuya Energy Limited (hereinafter referred to as the “Company”);

(2)	In order to ensure the sustainable and stable development of the Company and improve the efficiency of the Company’s business decisions, the three parties entered into the Concerted Action Agreement on January 1, 2023, stipulating that the three parties shall take “concerted action” in the shareholders’ meeting and the board of directors of the Company.

To this end, the three parties, through friendly consultation, reached the following agreement on the termination of the “concerted action” of the three parties:

(1)	The three parties hereby agree to terminate the Concerted Action Agreement, effective on January 1, 2024. After the termination of the Concerted Action Agreement, all three parties may not perform their obligations under the Concerted Action Agreement, and the three parties shall be entitled to the corresponding shareholders’ rights and obligations in accordance with the articles of association of the Company and the shareholders’ agreement in accordance with the proportion of shareholdings in the Company held by the three parties respectively.

(2)	The three parties shall not be responsible for the fulfillment of the Concerted Action Agreement and shall not be liable to each other for any indemnification or payment of any expenses.

(3)	The three parties shall bear the obligation of confidentiality in respect of the content and fulfillment of the Concerted Action Agreement and this Agreement, and shall not disclose the aforesaid confidential information to any third party by any means or in any way without prior agreement; the confidentiality shall be for a long term.

(4)	This Agreement shall be executed in three copies, one for each of the three parties, with equal legal effect.

[Signature Page Follows]

(This page is the signature page of the Termination Agreement)

Jiangsu Huanya Jieneng New Energy Co., Ltd

Legal person: Wang Jiangtao

Official seal: /s/ Jiangsu Huanya Jieneng New Energy Co., Ltd

Signed on: January 1,2024

Sichuan Shunengwei Energy Technology Limited

Legal person: Li Wei

Official seal: /s/ Sichuan Shunengwei Energy Technology Limited

Signed on: January 1,2024

Chengdu Xiangyueheng Enterprise Management Co., Ltd

Legal person: Li Jun

Official seal: /s/ Chengdu Xiangyueheng Enterprise Management Co., Ltd

Signed on: January 1,2024